Exhibit 10.20

                                                                    Confidential

                            NON-DISCLOSURE AGREEMENT


The Regents of The University of Michigan, a constitutional corporation of The State of Michigan (hereinafter referred to as "MICHIGAN") and Genesis Bioventures, Inc., with offices located at 1A 3033 King George Hwy, Surrey, BC, Canada V4P 1B8 (hereinafter referred to as "COMPANY") each possess, and consider to be proprietary and confidential, certain information, drawings, data, materials, software, documentation, business plans, potential licensing terms and know-how relating to MICHIGAN research concerning Mammastatin diagnostics, (all such information and materials are hereinafter referred to as "Confidential Information"). This agreement has an effective date of April 9, 2003. The relevant Confidential Information of MICHIGAN is identified in MICHIGAN's Office of Technology Transfer as MICHIGAN File Nos. 1061. It is understood that COMPANY and MICHIGAN are both interested in having COMPANY and MICHIGAN each receive access to such Confidential Information of the other for the sole purposes of having COMPANY participate in commercial development of Confidential Information and negotiating a license agreement regarding same. Hereinafter, COMPANY and MICHIGAN shall be referred to as "Party" or "Parties" as appropriate under the context.

Designation  of  Information  Under  MCL  15.243  (d) and (f).   The information
provided by COMPANY to MICHIGAN under this Agreement is, in its entirety, commercial trade-secret information voluntarily provided to MICHIGAN for use in developing policy and is to be used by MICHIGAN exclusively for technology transfer activities related to research and evaluation. It is submitted to MICHIGAN based on MICHIGAN's promise of confidentiality, authorized by the Office of the President.

Because such Confidential Information is proprietary and confidential to the Parties, and to provide an appropriate basis by which such Confidential Information can be made available to each Party from the other Party, the Parties agree to the following terms and provisions.

1. This agreement applies only to Confidential Information received during the term of the May 13, 2003 License Agreement between the Parties.

2. Except as provided in the License Agreement, neither Party shall be obligated by this Agreement to provide to the other Party any Confidential Information; and each Party may at its sole discretion determine which of its Confidential Information it will provide to the other Party.

3. All Confidential Information provided in tangible form will be marked as such.

4. Each Party will treat as confidential all Confidential Information, which is or has been made available, directly or indirectly, to it by the other Party, and will treat it with the same degree of care that it would treat Confidential Information of its own, and in any event with no less than reasonable care.
From the date received, the receiving Party will not disclose Confidential Information of the other Party to others for a period of five (5) years.

5.     Each  Party  will  use  Confidential  Information received from the other
Party  only  to  the  extent  necessary  for  the  aforesaid  purpose.

6. Each Party agrees to limit access to such Confidential Information received from the other Party to those of its employees, agents, vendors and consultants reasonably requiring same for the aforesaid purpose and who are obligated to treat same in a manner and to an equivalent extent as provided herein with regard to confidentiality, use, and non-disclosure.

7. Each party agrees to comply with all applicable laws, rules and regulations, including Export Administration Regulations and Export Control Regulations of the United States of America, relating to the export or re-export of technical data and products produced as a result of the use of such data, insofar as they relate to the information disclosed under this Agreement.

8. The secrecy and non-disclosure obligations of each Party under this Agreement do not apply to Confidential Information received from the other Party which:

(a) at the time of the disclosure is generally available to the public or thereafter becomes generally available to the public through no act or omission of the receiving Party or its employees; or

(b) the receiving Party can show by written records to have been in the receiving Party's possession prior to the time of the disclosure and was not acquired, directly or indirectly, from the other Party; or

(c) the receiving Party can show by written records to have been independently made available as a matter of right to the receiving Party by others, provided such others did not acquire the Confidential Information and Material directly or indirectly from the other Party; or

(d)     is  required  to  be  disclosed  by  law  or  court  order.

9. If the disclosing Party at any time requests the receiving Party to do so, the receiving Party will return all materials, drawings, data, memoranda, and written information in its possession relating to such Confidential Information of the disclosing Party, including copies thereof, to the other Party.

10. Nothing contained in this Agreement shall be construed to grant to the receiving Party any rights in respect of such Confidential Information other than for the stated purpose. Nothing herein will obligate either Party to proceed with any transaction between them, and each Party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity.

11. Each Party agrees not to make any public use of or reference to the name or trademarks (or any name under which COMPANY or MICHIGAN does business) of the other Party (or the name any employee or technology of any Party) for any purpose whatsoever (including marketing, public relations, advertising, display or other business purpose), without the prior written consent of the other Party, which consent may be withheld or granted in the other Party's sole and absolute discretion.

12. The Parties agree that any xerographically or electronically reproduced copy of this fully-executed agreement shall have the same legal force and effect as any copy bearing original signatures of the parties.

13. MICHIGAN and COMPANY agree that this Agreement sets forth their entire understanding concerning confidentiality obligations, and no modification of the Agreement will be effective unless both MICHIGAN and COMPANY agree to it in writing.

14. The parties hereby consent to the jurisdiction of the courts in the State of Michigan over any dispute concerning this Agreement or the relationship between the parties. Should COMPANY bring any claim, demand or other action against MICHIGAN, its Regents, fellows, officers, employees or agents, arising out of this Agreement or the relationship between the parties, COMPANY agrees to bring said action only in the Michigan Court of Claims.

The  foregoing  is  understood  and  agreed  to:

                                      FOR  THE  REGENTS  OF
FOR  COMPANY                          THE  UNIVERSITY  OF  MICHIGAN


By  /s/  E.  Greg  McCartney          By  /s/  Kenneth  J.  Nisbet
    ------------------------               ------------------------
    (authorized  representative)           Kenneth  J.  Nisbet
                                           Executive Director,
                                           UM Technology Transfer

Typed  Name:  E.  Greg  McCartney
              -------------------

Title:  Chairman  /  CEO
        ----------------
Date:  May  13,  2003                 Date:  May  14,  2003
       --------------                        --------------